UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 15, 2014

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 15, 2014, Maiden Holdings, Ltd. (the “Company”) announced that its wholly-owned U.S. holding company, Maiden Holdings North America, Ltd. ("Maiden NA"), has redeemed all of the outstanding 14% trust preferred securities (“TRUPs”) with a face value of $152.5 million. Maiden utilized the proceeds of its fourth quarter 2013 issuance of 30 year, 7.75% senior notes to redeem the TRUPs. As a result of the redemption, in the first quarter 2014 the Company will incur an additional non-recurring non-cash charge of $26.1 million, which represents the accelerated amortization of original issue discount associated with the TRUPs.

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15 , 2014	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

PRESS RELEASE
Maiden Holdings, Ltd. Announces Redemption of 14% Trust Preferred Securities

HAMILTON, Bermuda, January 15, 2014 -- Maiden Holdings, Ltd. (NASDAQ:MHLD) ("Maiden" or "the Company") today announced that its wholly-owned U.S. holding company, Maiden Holdings North America, Ltd. ("Maiden NA"), has redeemed all of the outstanding 14% trust preferred securities (“TRUPs”) with a face value of $152.5 million. Maiden utilized the proceeds of its fourth quarter 2013 issuance of 30 year, 7.75% senior notes to redeem the TRUPs.

Art Raschbaum, Chief Executive Officer of Maiden said, “The TRUPs, which were issued in early 2009, at the height of the financial crisis when funding was virtually unavailable, have been a critical component in enabling Maiden to execute its lower volatility client-centric reinsurance business strategy. Going forward, the redemption of the TRUPs significantly improves Maiden’s cost of capital, which should enhance Maiden’s profitability in 2014 and beyond.”

As a result of the redemption, in the first quarter 2014 the Company will incur an additional non-recurring non-cash charge of $26.1 million, which represents the accelerated amortization of original issue discount associated with the TRUPs.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which each have a financial strength rating of A- (excellent) from A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2013, Maiden had $4.4 billion in assets and shareholders' equity of $973.5 million.

Forward-looking Statements Safe Harbor
This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on Maiden’s current expectations and beliefs concerning future developments and their potential effects on Maiden. There can be no assurance that actual developments will be those anticipated by Maiden. Actual results may differ materially from those projected as a result of significant risks and uncertainties, non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for Maiden's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in Maiden's Annual Report on Form 10-K for the year ended December 31, 2012 as updated in periodic filings with the SEC. Maiden undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm